As filed with the Securities and Exchange Commission on__________, 2009
Registration No. 333-______________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REM Business Solutions, Inc.
(Name of small business issuer in its charter)

Nevada	7380	26-3909153
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

REM Business Solutions, Inc.
2980 S. Rainbow Blvd. #H22
Las Vegas, NV 89146
 (702)  595-6955
(Address and telephone number of principal executive offices and principal place of business)

REM Business Solutions, Inc.
2980 S. Rainbow Blvd. #H22
Las Vegas, NV 89146
 (702)  595-6955
(Name, address and telephone number for agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   [X]

Indicate by the check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Larger accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price 1	Amount of Registration Fee 1

Common stock	14,000,000 (2)	$0.02	$280,000	$11.00
	4,000,000 (3)	$0.02	$80,000	$3.15
			Total Fee:	$14.15

(1) Estimated solely for purposed of calculating the registration fee under Rule 457(a).
(2) Existing Shareholders
(3) Direct Public Offering

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

REM Business Solutions, Inc.
18,000,000 Shares of Common Stock at $0.02 per Share

This is our initial public offering. Our securities are not listed on any national securities exchange or the Nasdaq Stock market.

Our existing shareholders are offering for sale, 14,000,000 shares of common stock. In addition, we are offering up to 4,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.02 per share for both newly issued shares and those being sold by current shareholders. This offering will terminate 180 days from the effective date of this prospectus, or an additional 90 days if extended, although we may close the offering on any date prior if the minimum offering of $10,000 is fully subscribed or upon the vote of the board of directors. The sale of shares by the selling shareholders may continue past the expiration of the offering but such shares must be sold at the price of $0.02 during the term of this offering.  In the event that 4,000,000 shares are not sold within 180 days from the effective date of this prospectus, at our sole discretion, we may extend the offering for an additional 90 days. Once the minimum offering is reached, all money received will be retrieved by us and there will be no refund. Your subscription will only be deposited in a separate bank account under our name.

Carl E. Wolters, our sole officer and director, will market our common stock and offer and sell the securities on our behalf. This is a best efforts direct participation offering that will not utilize broker-dealers. Mr. Wolters will not receive any compensation for his role in selling shares in the offering.

Investing in our common stock involves risks. See "Risk Factors" starting at page 2.

Offering Price Per Share	Offering Expenses(1)	Proceeds to REM Business Consulting Solutions, Inc.
$ 0.02	$0.00	$0.02

Offering Minimum:	$10,000	$0.00	$10,000
Offering Maximum:	$80,000	$0.00	$80,000
Current Shareholder:	$280,000	$0.00	$0

(1)	These offering expenses do not include any underwriting discounts or commissions. There are no underwriting discounts or commissions to be paid in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Company is not a blank check company as defined in Rule 419 of Regulation C and management and shareholders have not entered into any agreement nor is there any current intent to do so to merger or acquire another business other than one which would speed the implementation of its current business plan.

The date of this prospectus is __________ 2009.

Until 2009, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS

PROSPECTUS SUMMARY

The following prospectus summary is qualified in its entirety by, and should read in conjunction with, the more detailed information and our Financial Statements and Notes thereto appearing elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully.

REM Business Solutions, Inc.

REM Business Solutions, Inc. (REM) is a start-up consulting firm focused on serving the comprehensive needs of businesses in the full range of the business cycle. With a core staff of experienced professionals and a team approach to most consulting projects, REM will be able to offer a balanced quality service to our clients.

REM will offer a list of services for business owners to choose from, depending on their particular business needs. This includes; business and marketing plan preparation, financial search and procurement, IT consulting services, management development, human resources advising, Education.

REM will have a focus on start-up businesses, preferably in the earlier stages of operation. Small and mid-sized businesses make up a sizable majority of U.S. and international markets. REM prefers to establish relationships with younger operations and continue to nurture those relationships over the long term.

We are a company without revenues or operations; we have minimal assets, and have incurred losses since inception.  Our auditors have issued a going concern opinion regarding our ability to continue in business.  We will not be able to generate revenues until we solicit clients, which is dependent upon raising a minimum of $10,000 pursuant to this offering.

Our principal executive office is located at 2980 S. Rainbow Blvd., #H22, Las Vegas, NV 89146 and our telephone number is (702) 595-6955. We were formed under the laws of the State of Nevada on December  18, 2008.

The terms "we," "us" and "our" as used in this prospectus refer to REM Business Solutions, Inc.

The Offering

The following is a brief summary of the offering:

Securities being offered:	14,000,000 shares of common stock being held by current shareholders and up to 4,000,000 shares of newly issued common shares par value $0.001 per share.

Offering price per share:	$0.02 per share

Offering period:	The shares are being offered for a period of 180 days, or an additional 90 days if extended by us, although we may close the offering on any date prior upon resolution by the board of Directors.

Net proceeds to us:	(net proceeds of $80,000) less offering expenses of $0

Person making the determination	Carl E. Wolters, our sole officer and director
whether the offering conditions
are satisfied:

Use of proceeds:	We will use the proceeds to pay administrative expenses, the implementation of our business plan, and working capital.

Number of shares outstanding	14,000,000
Before the offering:

Number of shares outstanding	18,000,000
After the offering if all of the
shares are sold:

Selected Financial Data

The following information summarizes the more complete historical financial information at the end of this prospectus.

	Period from	Period from
	Dec. 18, 2008	Dec. 18, 2008
	(date of inception)	(date of inception)
	Jan. 31, 2009	May 31, 2009
	(Audited)	(Unaudited)
Balance Sheet
Total Assets	$5,676	2,242
Total Liabilities	$0	0
Stockholders Equity	$5,676	2,242

	Period from	Period from
	Dec. 18, 2008	Dec. 18, 2008
	(date of inception)	(date of inception)
	Jan. 31, 2009	May 31, 2009
	(Audited)	Unaudited
Income Statement
Revenue	$0	0
Total Expenses	$4,324	7,858
Net Income (Loss)	$(4,324)	(7,858)

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risk factors could harm our business. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

Risks Relating to REM Business Solutions, Inc.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might reduce the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated on December 18, 2008 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception through  May 31, 2009 is $7,858.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

We may be unable to continue paying the costs of being public.

The costs of being a public company may be substantial and the company may not be able to absorb the costs of being a public company which may cause the company to cease being public in the future or require additional fundraising in order to remain in business.  The Company estimates that in the future its costs for legal and accounting at $8,000 per year.

Investors will experience immediate substantial dilution.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of January 31, 2009, the net tangible book value of our shares of common stock was $5,676 or approximately$0.0004 per share based upon 14,000,000 shares outstanding.

Upon completion of this offering, the net tangible book value of the18,000,000 shares to be outstanding, will be $85,676 or approximately $ 0.0045?. The net tangible book value of the shares held by our existing shareholders will be increased by $ 0.0041per share without any additional investment on their part. You will incur an immediate dilution of $0.0155 per share.

Our limited operating history makes evaluating our business difficult.

We have a limited operating history and we may not sustain profitability in the future.

To sustain profitability, we must:

•	Develop and identify new clients in need of our services
•	attract, integrate, and motivate highly qualified professionals;
•	achieve and maintain adequate utilization and suitable billing rates for our revenue-generating professionals;
•	maintain and enhance our brand recognition; and
•	adapt to meet changes in our markets and competitive developments.

We may not be successful in accomplishing these objectives. Further, our limited operating history makes it difficult to evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in highly competitive industries. The historical information in this report may not be indicative of our future financial condition and future performance. For example, we expect that our future annual growth rate in revenues will be moderate and likely be less than the growth rates experienced in the early part of our history.

Our financial results could suffer if we are unable to achieve or maintain adequate utilization and suitable billing rates for our revenue-generating professionals.

Our profitability depends to a large extent on the utilization and billing rates of our professionals. Utilization of our professionals is affected by a number of factors, including:

•	the number and size of client engagements;
•	the timing of the commencement, completion and termination of engagements, which in many cases is unpredictable;
•	our ability to transition our professionals efficiently from completed engagements to new engagements;
•	the hiring of additional professionals because there is generally a transition period for new professionals that results in a temporary drop in our utilization rate;
•	unanticipated changes in the scope of client engagements;
•	our ability to forecast demand for our services and thereby maintain an appropriate level of consultants; and
•	conditions affecting the industries in which we practice as well as general economic conditions.

The billing rates of our professionals that we are able to charge are also affected by a number of factors, including:

•	our clients’ perception of our ability to add value through our services;
•	the market demand for the services we provide;
•	introduction of new services by us or our competitors;
•	our competition and the pricing policies of our competitors; and
•	general economic conditions.

If we are unable to achieve and maintain adequate overall utilization as well as maintain or increase the billing rates for our consultants, our financial results could materially suffer.

Additional hiring and business acquisitions could disrupt our operations, increase our costs or otherwise harm our business.

Our business strategy is dependent in part upon our ability to grow by hiring individuals or groups of individuals and/or by acquiring future complementary businesses. The inability to hire such individuals or acquire such businesses may slow our growth and development of the business plan. However, we may be unable to identify, hire, acquire or successfully integrate future employees and acquired businesses without substantial expense, delay or other operational or financial obstacles. Competition for future hiring and acquisition opportunities in our markets could increase the compensation we offer to potential employees or the prices we pay for businesses we wish to acquire. In addition, we may be unable to achieve the financial, operational and other benefits we anticipate from any hiring or acquisition, including those we have completed so far. Hiring additional employees or acquiring businesses could also involve a number of additional risks, including:

•	the diversion of management’s time, attention and resources from managing and marketing our company;
•	the failure to retain key acquired personnel;
•	the adverse short-term effects on reported operating results from the amortization or write-off of acquired goodwill and other intangible assets,
•	potential impairment of future relationships with our clients, such as client satisfaction or performance problems, whether as a result of integration or management difficulties or otherwise;
•	the creation of conflicts of interest that require us to decline or resign from engagements that we otherwise could have accepted;
•	the potential need to raise significant amounts of capital to finance a transaction or the potential issuance of equity securities that could be dilutive to our existing stockholders;
•	increased costs to improve, coordinate or integrate managerial, operational, financial and administrative systems;
•	the usage of earn-outs based on the future performance of our business acquisitions may deter the acquired company from fully integrating into our existing business;
•
a decision not to fully integrate an acquired business may lead to the perception of inequalities if different groups of employees are eligible for different benefits and incentives or are subject to different policies and programs; and

•
difficulties in integrating diverse backgrounds and experiences of consultants, including if we experience a transition period for newly hired consultants that results in a temporary drop in our utilization rates or margins. If we fail to successfully address these risks, our ability to compete may be impaired.

The profitability of our fixed-fee engagements with clients may not meet our expectations if we underestimate the cost of these engagements.

When making proposals for fixed-fee engagements, we estimate the costs and timing for completing the engagements. These estimates reflect our best judgment regarding the efficiencies of our methodologies and consultants as we plan to deploy them on engagements. Any increased or unexpected costs or unanticipated delays in connection with the performance of fixed-fee engagements, including delays caused by factors outside our control, could make these contracts less profitable or unprofitable, which would have an adverse effect on our profit margin.

Revenues from our performance-based engagements are difficult to predict, and the timing and extent of recovery of our costs is uncertain.

From time to time, we will enter into engagement agreements under which our fees include a significant performance-based component. Performance-based fees are contingent on the achievement of specific measures, such as our clients meeting cost-saving or other contractually defined goals. The achievement of these contractually-defined goals is often impacted by factors outside of our control, such as the actions of our client or third parties. Because performance-based fees are contingent, revenues on such engagements, which are recognized when all revenue recognition criteria are met, are not certain and the timing of receipt is difficult to predict and may not occur evenly throughout the year.

Expanding our service offerings or number of offices may not be profitable.

We may choose to develop new service offerings or open new offices because of market opportunities or client demands. Developing new service offerings involves inherent risks, including:

•	our inability to estimate demand for the new service offerings;
•	competition from more established market participants;
•	a lack of market understanding; and
•	unanticipated expenses to recruit and hire qualified consultants and to market our new service offerings.

In addition, expanding into new geographic areas and/or expanding current service offerings is challenging and may require integrating new employees into our culture as well as assessing the demand in the applicable market.

Our intellectual property rights in our “REM Business Solutions, Inc.,” name are important, and any inability to use that name could negatively impact our ability to build brand identity.

We believe that establishing, maintaining and enhancing the “REM Business Solutions, Inc. ” name are important to our business. The Company owns no patents, trademarks, licenses or copyrights. We are, however, aware of a number of other companies that use names containing “REM.” There could be potential trade name or service mark infringement claims brought against us by the users of these similar names and marks and those users may have trade name or service mark rights that are senior to ours. If another company were to successfully challenge our right to use our name, or if we were unable to prevent a competitor from using a name that is similar to our name, our ability to build brand identity could be negatively impacted.

If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit the marketing of our information website. The information website is how we will generate revenue. Because we will be limiting our marketing activities, we may not be able to attract enough suppliers and customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Our sole officer and director, Carl E. Wolters, will only be devoting limited time to our operations. Carl E. Wolters will be devoting approximately 20 hours per week of his time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Because our sole officer and director do not have prior experience with online marketing, we may have to hire additional experienced personnel to assist us with our operations.  The company is dependent upon developing and hiring expertise in items such as online ads, email blasts and banners along with the tracking and analyzing of results. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations.

Our Sole Officer and Director does not have prior experience in financial accounting.

Mr. Wolters has been a career accountant and part time entrepreneur. Mr. Wolters experience is as a tax accountant, as such his experience in financial accounting as it pertains to the Securities Act of 1934 is limited.

Because our sole officer and director has minimal prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. The company will need to file quarterly reports, annual reports and material change reports.   Our officer and director may not have the depth of accounting or legal expertise required for completion of these reports. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

At the moment, all financial transactions are recorded on QuickBooks to be turned over to appropriate auditors at the end of quarterly periods.

Mr. Wolters is also a selling shareholder in this offering.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission.

We are completely dependent on our sole officer and director to guide our initial operations, initiate our plan of operations, and provide financial support. If we lose his services we will have to cease operations.

Our success will depend entirely on the ability and resources of Mr. Wolters, our sole officer and director. If we lose the services or financial support of Mr. Wolters, we will cease operations. Presently, Mr. Wolters is committed to providing his time and financial resources to us. However, Mr. Wolters does engage in other activities and only devotes and will devote a limited amount of time to our operations.

Risk Relating to our Industry

Our ability to maintain and attract new business depends upon our reputation, the professional reputation of our revenue-generating employees and the quality of our services.

As a professional services firm, our ability to secure new engagements depends heavily upon our reputation and the individual reputations of our professionals. Any factor that diminishes our reputation or that of our employees, including not meeting client expectations or misconduct by our employees, could make it substantially more difficult for us to attract new engagements and clients. Similarly, because we may obtain many of our new engagements from former or current clients or from referrals by those clients or by law firms that we have worked with in the past, any client that questions the quality of our work or that of our consultants could impair our ability to secure additional new engagements and clients.

The consulting services industry is highly competitive, and we may not be able to compete effectively.

The consulting services industry in which we operate includes a large number of participants and is intensely competitive. We face competition from other business operations and financial consulting firms, general management consulting firms, the consulting practices of major accounting firms, technical and economic advisory firms, regional and specialty consulting firms and the internal professional resources of organizations. In addition, because there are relatively low barriers to entry, we expect to continue to face additional competition from new entrants into the business operations and financial consulting industries. Many of our competitors have a greater national and international presence, as well as have significantly greater personnel, financial, technical and marketing resources. In addition, these competitors may generate greater revenues and have greater name recognition than we do. Our ability to compete also depends in part on the ability of our competitors to hire, retain and motivate skilled professionals, the price at which others offer comparable services and our competitors’ responsiveness to their clients. If we are unable to compete successfully with our existing competitors or with any new competitors, our financial results will be adversely affected.

Our inability to hire and retain talented people in an industry where there is great competition for talent could have a serious negative effect on our prospects and results of operations.

Our business involves the delivery of professional services and is highly labor-intensive. Our success depends largely on our general ability to attract, develop, motivate and retain highly skilled future consultants. The inability to attract, hire, develop, train and retain future skilled personnel could have a serious negative effect on us, including our ability to manage, staff and successfully complete our existing engagements and obtain new engagements. Qualified consultants are in great demand, and we face significant competition for both senior and junior consultants with the requisite credentials and experience. Our principal competition for talent will come from other consulting firms, accounting firms and technical and economic advisory firms, as well as from organizations seeking to staff their internal professional positions. Many of these competitors may be able to offer significantly greater compensation and benefits or more attractive lifestyle choices, career paths or geographic locations than we do. Therefore, we may not be successful in attracting professionals that are required to conduct and expand our future operations successfully. Increasing competition for these professionals may also significantly increase our labor costs, which could negatively affect our margins and results of operations.

Our engagements could result in professional liability, which could be very costly and hurt our reputation.

Our engagements may involve complex analyses and the exercise of professional judgment. As a result, we are subject to the risk of professional liability. If a client questions the quality of our work, the client could threaten or bring a lawsuit to recover damages or contest its obligation to pay our fees. Litigation alleging that we performed negligently or breached any other obligations to a client could expose us to significant legal liabilities and, regardless of outcome, is often very costly, could distract our management and could damage our reputation. We are not always able to include provisions in our engagement agreements that are designed to limit our exposure to legal claims relating to our services. Even if these limiting provisions are included in an engagement agreement, they may not protect us or may not be enforceable under some circumstances. In addition, we intend to carry professional liability insurance to cover many of these types of claims, but the policy limits and the breadth of coverage may be inadequate to cover any particular claim or all claims plus the cost of legal defense. For example, we intend to   provide services on engagements in which the impact on a client may substantially exceed the limits of our errors and omissions insurance coverage. If we are found to have professional liability with respect to work performed on such an engagement, we may not have sufficient insurance to cover the entire liability.

Risks Relating to this Offering

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale in compliance with applicable federal and state securities laws.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker or dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

NASD sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

At present, our President and member of our Board of Directors beneficially own 85.7% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, he will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part sale of our company and it may affect the market price of our common stock.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters or broker-dealers. The table below sets forth the use of proceeds from this offering:

	Maximum Offering	Minimum Offering
Gross Proceeds	$80,000	$10,000
Offering Expenses	$0	$0
Net Proceeds	$80,000	$10,000

The net proceeds will be used as follows:

	Maximum Offering	Minimum Offering
Concept Development	$10,000	$1,000
Internet	$1,000	$1,000
Website Informational Marketing and advertising	$15,000	$500
Marketing and advertising	$10,000	$500
Travel	$5,000	$0
Legal and accounting	$3,000	$1,500
Website Development	$2,000	$1,500
Network Infrastructure	$2,500	$1,500
Transaction Processing Systems	$1,500	$1,500
Working Capital	$30,000	$1,000

All proceeds from the sale of the 14,000,000 shares from existing shareholders will be paid directly to those shareholders.

No expenses of the offering will be paid from proceeds.

Upon completion of the offering, we intend to immediately initiate the development of our informational website. We intend to hire an outside web designer to assist us in designing and building our informational website and retaining a third party service provider to build and maintain our network infrastructure and transaction processing system. We believe that it will take two to three months to create a workable informational website, network infrastructure, and transaction and data processing system. The cost of developing the informational website is estimated to be $2,000, our network infrastructure is expected to cost $2,500 and the transaction processing systems $1,500.  In the event we are unable to spend the stated amounts on these items our growth will be slowed.
We estimate that our legal, auditing, and accounting fees to be $8,000 during the next 12 months.

The maximum  proceeds from the offering will allow us to operate for 12 months. Carl E. Wolters, our sole officer and director, determined that the funds would last 12 months, including but not limited to filing reports with the Securities and Exchange Commission as well as business activities contemplated by our business plan.  In the event the only the minimum is raised, the proceeds will allow us to operate on a contracted basis for approximately 6 months.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise money in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

•	our lack of operating history;
•	the proceeds to be raised by the offering;
•	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders, and
•	our relative cash requirements.

DILUTION OF THE PRICE PAID FOR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As January 31, 2009, the net tangible book value of our shares of common stock was $5,676 or approximately $0.0004 per share based upon 14,000,000 shares outstanding.

Upon completion of this offering, the net tangible book value of the18, 000,000 shares to be outstanding, will be $85,676 or approximately $0.0045 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $0.0041 per share without any additional investment on their part. You will incur an immediate dilution of  $0.0155 per share.

After completion of this offering, purchasers of shares in offering will collectively own approximately 22.22% of the total number of shares then outstanding shares for which the purchasers will have made cash investments in the aggregate of $80,000, or $0.02 per share. Our existing shareholders will own approximately 77.78% of the total number of shares then outstanding, for which they will have made contributions of $22,000 in professional services, and cash of approximately $.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing shareholders.

Existing shareholders if all of the shares are sold:

Net tangible book value per share before offering	$0.0004
Net tangible book value per share after offering	$0.0045
Increase to present shareholders in net tangible book value per share after offering	$0.0041
Number of shares outstanding before the offering	14,000,000
Percentage of ownership after offering assuming maximum number of shares are sold.	77.78

Purchasers of shares in this offering if all of the shares are sold:

Price per share	$0.02
Dilution per share	$0.0155
Capital contributions	$80,000
Number of shares after offering held by public investors	4,000,000
Percentage of ownership after offering	22.22

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 4,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers. In addition 14,000,000 shares are being sold by current shareholders. The offering price is $0.02 per share. Funds from this offering will be placed in a separate bank account at Bank of America, N.A. Its telephone number is (800) 432-1000. This account is not an escrow, trust or similar account.  This offering may close upon reaching the minimum offering of $10,000.00.  If the minimum amount is not sold, all subscription funds received will be fully refunded.   Upon reaching the minimum, all funds will be available for immediate use by the Company. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 days, 270 days if extended. Collected funds are deemed funds that have been paid by the drawee bank. Carl E. Wolters, our sole officer and director, will make the determination regarding the appropriateness of the investor and whether the subscriptions are accepted. Each investor will be required to fill out an investor questionnaire to assist Mr. Wolters in determining the appropriateness of the investor. There are no finders involved in our distribution.

Our sole officer and director will not purchase shares in this offering.

We will sell the shares in this offering through Carl E. Wolters, our sole officer and director. He will not receive any commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and,

2.	The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

3.	The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.
The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Mr. Wolters is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering. He is not a broker/dealer or associated with a broker/dealer. He has not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

We intend to distribute the prospectus to friends, relatives, and business associates of Mr. Wolters and existing shareholders. Mr. Wolters will not purchase any shares in this offering and there will be no offers or sales to affiliates of Mr. Wolters. Further, the shares will not be offered through any media or through investment meetings. Mr. Wolters will personally contact a potential investor.  The only means of communication will be verbal, by telephone or personal contact. The only document to be delivered in connection with the offering will be this prospectus. No communications or prospectus will be delivered prior to the effective date of our registration statement.

We intend to sell our shares in the United States.  Prior to selling our shares in the USA jurisdictions, we will file applications for the sale thereof with the respective securities administrations of that jurisdiction. We have not filed any applications for registration with any states where required and we do not intend to do so until we have been advised by the Securities and Exchange Commission that it has no further comments regarding our public offering.

A separate bank account will be opened at Bank of America, N.A. The subscription price will be deposited into the account. Payment will be made by check or bank wire.

Selling Security Holders

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”. The selling shareholders acquired their shares from us in private negotiated transactions. These shares may be sold by one or more of the following methods, without limitations.

•	A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
•	Ordinary brokerage transactions and transactions in which the broker solicits purchasers
•	Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder (other than Carl E. Wolters our sole officer and director) has, or had, any material relationship with our officers or directors. No selling shareholder is affiliated with a broker/dealer.

Carl E. Wolters and David Monroe are considered Promoters of the Company.  There are no other promoters of the Company. David C. Monroe was the CEO of Pacific Educational Services from 2001 to 2006.  The State of Hawaii initiated legal action against Pacific Educational Services and Mr. Monroe alleging the operation of an unaccredited degree granting institution. Mr. Monroe had a final judgment entered into against him by the State of Hawaii under which Mr. Monroe is liable for a judgment of nearly $15,000,000.00.   See http://hawaii.gov/dcca/areas/ocp/udgi/lawsuits/hicp/Final%20Judgment%20Without%20Criswell.pdf

Nearly $15,000,000 remain due on this judgment and Mr. Monroe intends to pay this judgment off over time. This may result in conflicts with Mr. Monroe’s time he can devote to the Company as a consultant.

Mr. Wolters will not sell any of his personal shares until all shares of the Company offered herein have been sold or the minimum has been reached and the offering of Company shares has been closed.

LIST OF SELLING SHAREHOLDERS

Name	Shares to be sold	Percentage ownership before Offering	Shares after Offering	Percentage ownership after Offering
Carl E. Wolters	12,000,000	85.7%	0	0%
Fralima, LLC.	500,000	3.57%	0	0%
Jason Frank	500,000	3.57%	0	0%
Hilary Marx-Averbach	500,000	3.57%	0	0%
Eileen Marx	500,000	3.57%	0	0%
Number of Shareholders:	5

To our knowledge, no selling shareholder (other than Carl E. Wolters our sole officer and director) had any relationship with an officer and Director.

Section 15(g) of the Exchange Act

Our shares are "penny stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires  broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further,  many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.           execute and deliver a subscription agreement; and

2.           deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to REM Business Solutions, Inc. and sent to REM Business Solutions, Inc. 2980 S. Rainbow Blvd., #H22, Las Vegas, NV 89146

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Separate Account for Subscriptions

Subscriptions will be placed in a separate bank account at Bank of America N.A.,

BUSINESS

Our Background

REM Business Solutions, Inc., was incorporated pursuant to the laws of the State of Nevada on December 18, 2008 . REM Business Solutions, Inc (REM) is a start-up consulting firm focused on serving the comprehensive needs of businesses in the full range of the business cycle. With a core staff of experienced professionals and a team approach to most consulting projects, REM intends to be able to offer a more balanced quality service than many of its competitors.

The Company

The Company is currently a start up whose main business activity is filing of a registration statement with the Securities and Exchange Commission and the subsequent raising of funds necessary to develop the company’s business plan.

REM’s Business Plan

REM will offer a list of services for business owners to choose from, depending on their particular business needs. This includes; business and marketing plan preparation, financial search and procurement, IT consulting services, management development, human resources advising, Education.

REM will have a focus on start-up businesses, preferably in the earlier stages of operation. Small and mid-sized businesses make up a sizable majority of U.S. and international markets. REM prefers to establish relationships with a younger operation and continue to nurture those relationships over the long term.

REM has been established as a Nevada based Corporation with one principal, who had owned 100% shares in the company. Mr. David Monroe has extensive experience in business planning and consulting on the development of colleges of pharmacy, including CEO and COO positions with Pacific Educational Services and previous part owner of Spectrum Mortgage Company.

On May 22, 2009 Mr. Monroe sold all his stock (12,000,000 shares of common stock) to Mr. Carl E. Wolters, CPA.  Mr. Monroe may provide consulting services to the company in the future but will not be active in the management of the company.    Mr. Wolters has many years experience as a CPA and an entrepreneur.  Mr. Wolters experience is mainly as a tax preparer but he has consulted his clients on a wide range of business issues over the years.
The Market:

The business consulting industry is very fragmented. Several large multinational companies dominate the industry while many smaller (and often more specialized) firms occupy their market niches. Major management consulting companies, such as McKinsey, Bain, and Boston Consulting Group, have established their dominant position by providing services to the leading companies in various industries. Consulting practices of the major accounting firms (a.k.a. the Big Five) have established worldwide presence and sell their packaged services to companies of different sizes and industries. At the same time, numerous firms and individual business consultants prosper in the market niches that bigger players consider unprofitable to enter.

Start-up companies are the target market of this firm. REM intends to stay on the pulse of new business activity within the local area. Additionally, business contacts, referrals from among the group, and Internet marketing efforts will be made in pursuit of new clients. Start-up companies are attractive because owners often lack the broad range of knowledge and expertise required to launch a new business. There is a serious need in the marketplace, and certainly a significant demand for, these types of start-up consulting services.

Competitors in the forefront of the marketplace typically offer many of the services that REM has. These services include information-based consulting, integration and management services. Services are designed crease clients' operations effectiveness through reduced cost, improved customer service, enhanced quality of current product lines and services, and a more rapid introduction of new products and services. Competitors also offer industry-specific expertise to objectively evaluate, select, develop, implement, and manage information systems, networks, and applications.

Consulting firms REM is competing with include regional and specialty consulting firms, as well as the consulting groups of international accounting forms such as KPMG LLP, Ernst & Young LLP, Deloitte & Touche LLP, PricewaterhouseCoopers LLP, and Andersen Consulting. In its management and IT consulting services, REM competes with information system vendors such as HBO & Company, Inc., Integrated Systems Solution Corporation, Electronic Data Systems Corporation, Perot Systems Corporation, SAIC, CAP Gemini America, Inc., and Computer Sciences Corporation. In e-commerce-related services, REM competes with the traditional competitors, as well as newer, Internet product and service companies such as Razorfish, Scient, TriZetto, and Viant.

Service Description:

REM will offer a list of services for business owners to choose from, depending on their particular business needs.

Start-up services include business plan preparation, marketing plan preparation, and financing search and procurement. Ongoing services include business plan updates, marketing plan updates, search and procurement of additional rounds of financing, management development, IT consulting services, e-commerce consulting services, operational advising, and human resources advising.

REM will be flexible, working with its clients in the fashion preferred by the client, be it on-site, remotely, or a combination of both. REM will typically works on a project in a team fashion to assist the client in all areas of the business simultaneously. This will allow for all parties involved being in sync in terms of understanding the interconnections of all functional areas of the business.

Market Analysis Summary:

REM will have a focus on start-up businesses, preferably in the earlier stages of operation. Small and mid-sized businesses make up a sizable majority of U.S. and international markets. REM prefers to establish a relationship with a younger operation and continue to nurture that relationship for the long term.

Competition and Buying Patterns:

Competitors in the forefront of the marketplace typically offer information-based consulting, integration and management services. Services are designed to increase clients' operations effectiveness through reduced cost, improved customer service, enhanced quality of current product lines and services, and a more rapid introduction of new products and services. Competitors also offer industry-specific expertise to objectively evaluate, select, develop, implement, and manage information systems, networks, and applications.

Consulting services are becoming more focused on technology-based solutions to help clients improve cost management, quality, service, and research and development to obtain differentiation and competitive advantage. E-strategy services are being provided to business and IT executives with education, insights, and strategies to utilize the power of the Internet to improve their performance. E-strategy services include executive visioning, business strategy, planning for e-business initiatives, user design, and intellectual capital formation. IT strategy consulting services are focusing on the use of IT to support business goals and to leverage the power of the Internet to transform the way products and services are distributed and retailed.

Strategic planning consulting services typically consist of strategic alignment (which includes IT strategic planning and governance, alignment of IT and process, and future focus and regulatory requirements), IT department operational excellence (which includes fiscal responsibility, infrastructure, IT department processes, data center operations, and IT human resources management), and IT value realization (which consists of performance measurement, business integration (people, process and technology), change management and application investment). Performance improvement services consist of process redesigning to reducing administrative costs, improving financial performance, engaging and retaining customers, and improving accountability and reporting.

Other commonly found services among competitors include long-term IT management expertise, as well as a wide range of management services including assessment/due diligence, program management, discrete outsourcing, and full IT outsourcing services.

Our Research and Development

We are not currently conducting any research and development activities. For the purposes of developing a client base, we intend to rely on concepts and other intellectual property developed by David C. Monroe, our former sole officer and director. Mr. Monroe is under no contractual obligation to the Company to continue to solicit new clients nor is he under any contractual obligation to assign his rights to new clients for the Company at this time. We do not intend to use any other people other than Mr. Wolters as a source for establishing our client base. We intend to rely on third party service providers to continue the development of concepts developed by Mr. Monroe and assigned to REM Business Solutions, Inc.

Proprietary Rights

See risk factors section of this prospectus for discussion on the intellectual property issues we face in our business. The Company currently owns no patents, trademarks, licenses or copyrights.

Employees

As of May 1, 2009, we have no employees other than our sole officer and director. We anticipate that we will not hire any employees in the next twelve months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our current sole officer and director, Carl E. Wolters.

Facilities

Our executive, administrative and operating offices are located at 2980 S. Rainbow Blvd. #H22, Las Vegas, NV 89146. This is also the office of our sole officer and director, Carl Wolters. Mr. Wolters makes this space available to the company free of charge. There is no written agreement documenting this arrangement.

MANAGEMENT'S DISCUSSION AND ANAYLSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on our suffering initial losses, having no operations, and having a working capital deficiency. The opinion results from the fact that we have not generated any revenues and no revenues are anticipated until we complete the development of our website, network infrastructure, and transaction processing systems; complete our initial development; secure third parties to conduct a number of traditional retail operations,  We believe the technical aspects of our website, network infrastructure, and transaction processing systems will be sufficiently developed to use for our operations. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments and/or loans by others in our company. We must raise cash to implement our project and begin our operations. We anticipate the money we raised from a private placement memorandum and the money we raise in this offering will last 12 months.  The private placement was completed prior to the submission of this registration statement.   The proceeds from this private offering placement were $10,000.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

Plan of Operation

Assuming we raise at least $10,000 in this offering, we believe we can satisfy our cash requirements during the next  6 months on a contracted operation.  If we raise the maximum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months for the operations described herein.
Approximately 90 days after we complete our public offering, we intend seek future funding from private investments and through Private Investment in Public Entity (PIPE) Financing.

The company intends to be licensed to do business in Nevada and does not anticipate any additional licensing needs.

Upon completion of our public offering, our specific goal is to market our informational website for new clients.

We intend to accomplish the foregoing through the following milestones:

1.
Complete our public offering. We believe this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.
After completing the offering, we will establish relationships through our informational website. we will hire an outside web designer to begin development of our informational website and begin negotiations with service providers to develop our network infrastructure and transaction processing systems. The negotiation of service providers and the development and maintenance of the company website, network infrastructure and transaction processing systems will be ongoing during the life of our operations. Developing a workable version of our informational website will take approximately two months, and developing workable versions of our network infrastructure and transaction processing systems will take approximately three months. A detailed breakdown of the costs of developing our website, network infrastructure and transaction processing systems is set forth in the Use of Proceeds section of this prospectus. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

To become profitable and competitive, we have to develop our client base, network infrastructure. We are seeking equity financing to provide for the capital required to implement our operations. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on December 18, 2008 to  May 31, 2009.

Since inception, we issued 12,000,000 shares of common stock to our sole officer and director for professional services and organizational costs and 2,000,000 shares of common stock to four investors for $10,000 in cash.

Total 14,000,000 shares.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this offering. This offering may close upon reaching the minimum offering of $10,000.00.  If the minimum amount is not sold, all subscription funds received will be fully refunded.   Upon reaching the minimum, all funds will be available for immediate use by the Company.

 If we raise at least $10,000 in this offering, we will implement the plan of operation described above. We cannot guarantee that once we begin operations we will stay in business. If we are unable to successfully attract customers to our website, we may quickly use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Our new sole officer and director is willing to commit to loan us money for our operations until this offering has been completed or until the offering period has expired. There are no documents setting forth this agreement. We will not be using any of the proceeds of the offering to repay money advanced to us by our former president, Mr. Monroe.

Pursuant thereto, if no funds are raised in our offering then Mr. Monroe has agreed not to seek repayment of expenses he has paid on our behalf and we will not be liable to Mr. Monroe or any other party for payment of expenses undertaken by Mr. Monroe on our behalf. If we do not raise at least $10,000 in this offering, we will not be able to satisfy our cash requirements and will immediately go out of business.

If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise at least $10,000 from this offering, we estimate it will last a year. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 14,000,000 shares of common stock pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. This was accounted for as a sale of common stock.

As of   May 31, 2009, our total assets were $2,242 and our total liabilities were $0. As of  May 31, 2009, we had cash of $2,242 .  Carl E. Wolters, our sole officer and director, is willing to provide us the money needed to fund operations until this offering has been completed. Operations include but are not limited to filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan. Any liabilities to Mr. Wolters of money advanced by our former sole officer and director will not be repaid from the proceeds of this offering.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of   May 31, 2009 regarding the number of shares of common stock of REM Business Solutions, Inc beneficially owned, before and after giving effect to the sale of the shares of common stock offered, by our directors and named executive officers, our directors and named executive officers as a group, and persons owning 5% or more of REM’s stock.

	Shares Before	Shares After
Name and Address of	the Offering/	the Offering/
Beneficial Owner(1)(2)	Percent of Class	Percent of Class

Carl E. Wolters	12,000,000 (85.71%)	12,000,000 (66.66%)
2980 S, Rainbow Blvd., #H22
Las Vegas, NV 89146

(1) All directors, named executive officers, and persons owning 5% or more of REM Business Solutions, Inc’ stock have sole voting and investment power with respect to the shares listed.

(2) No director, named executive officer, or persons owning 5% or more of REM Business Solutions, Inc' stock has any rights to acquire any shares from options, warrants, rights, conversion privileges or similar obligations.

There are no arrangements currently in place which may result in a change of control of REM Business Solutions, Inc.

MANAGEMENT

Officers and Directors

The name, address, age, and positions of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)
Carl E. Wolters	65	President, Chief Executive Officer,
2980 S. Rainbow Blvd., #H22		Chief Financial Officer,
Las Vegas, NV 89146		Secretary and sole Director

Our sole director will serve until is successor is elected and qualified, or until the earlier of his death, resignation or removal from office. Our sole officer was elected by the board of directors for a one year term, and will serve until his successor is duly elected and qualified, or until the earlier of his death, resignation or removal from office. The board of directors has no nominating, auditing, or compensation committees.

Background of Our Sole Officer and Director

Carl E. Wolters, CPA--President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Sole Director.

CARL E. WOLTERS

Business and Educational experience of Mr. Wolters or the past five years:

Carl E. Wolters, CPA, is the company’s President, Secretary, Treasurer and Director.

B.A Humbolt State University, Arcata, California
Major: Accounting and Economics

M.A. San Jose State University, San Jose, California
Major: Business Education, Business Management and Economics.

Professor of Accounting, Merritt College, Oakland, California 1965 to 1984
Real Estate Broker 1972 to 1984
Private Practice as a Certified Public Accountant 1984 to Present
General Accounting Practice 1989 to Present

Audit Committee Financial Expert

We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

Mr. Wolters plans on devoting approximately 20 hours per week to REM Business Solutions, Inc. The only conflict that exists is Mr. Wolters' devotion of time to other projects. Mr. Wolters' current work interests, noted above, are not competitors of the Company since the purpose of these other activities will not conflict with our company’s business.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on December 18, 2008 through  May 26, 2009, to our sole officer and director. The information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

Long Term Compensation
					Awards		Payouts
	Annual Compensation				Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	Other Annual
Name and	Years	Salary	Bonus	Compensation	Awards	Options/	Payouts	Compensation
Principle Position		($)	($)		($)	SARs (#)	($)	($)

David C. Monroe,	2009	0	0	0	12,000,0001	0	0	0
President, Secretary,
Treasurer, and Director

Carl E. Wolters,	2009	0	0	0	0	0	0	0
President, Secretary,
Treasurer and Director
1 Mr. Monroe’s professional service includes payment of the organational costs of the corporation, creating and implementation of the business plan.  Mr. Monroe believed that $12,000 in compensation is a reasonable amount for completion and implementation of the business plan.

On May 22, 2009, Mr. Wolters purchased all of Mr. Monroe’s stock (12 million shares of common stock).

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Employment Agreements

We have not entered into an employment agreement with our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our sole director does not receive any compensation for serving as a member of the board of directors.

Indemnification

Under our Certificate of Formation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

There are currently 14,000,000 shares of common stock outstanding which are restricted securities that may in the future become eligible to be sold under Rule 144 of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act. These shares are being registered in this registration.. Under Rule 144, the shares may be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing 6 months after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three-month period.  Upon effectiveness of this registration, such shares will no longer be covered by Rule 144 other than as it may relate to Affiliate sales limitations.

The number of holders of record of shares of our common stock is five. On December 18, 2008, David C. Monroe, our sole officer and director, was issued 12,000,000 shares of common stock, and on December 21, 2008, Hilary Marx-Auerbach, Jason Frank, Robert M. Sandovel Jr., Eileen Marx, and Fralima, LLC purchased 500,000 shares of common stock each, all of which are restricted securities.

On May 22, 2009, Mr. Monroe sold all of his stock (12,000,000 shares of common stock) to Mr. Carl E. Wolters, CPA. There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our board of directors.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue Seventy Five Million (75,000,000) shares of Common Stock (the “Common Stock”) of Par Value of ($0.001).  As of the date of this Offering the Company had 14,000,000 shares of Common Stock issued and outstanding. Holders of Common Stock are each entitled to cast one vote for each Share held of record on all matters presented to shareholders.  Cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Stock can elect all directors. Because the Company is considered a “shell” company, Rule 144 will not be available for re-sales until 1 year from the date the company files Form 10 information.

Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of the Company’s assets after payment of liabilities.  The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until the Company is profitable.

Holders of Common Stock do not have pre-emptive rights to subscribe to additional shares if issued by the Company.  There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock.  All of the outstanding Shares of Common Stock are fully paid and non-assessable and all of the Shares of Common Stock offered thereby will be, upon issuance, fully paid and non-assessable.

Holders of Shares of Common Stock will have full rights to vote on all matters brought before shareholders for their approval, subject to preferential rights of holders of any series of Preferred Stock.  Holders of the Common Stock will be entitled to receive dividends, if and as declared by the Board of Directors, out of funds legally available, and share pro rata in any distributions to holders of Common Stock upon liquidation.

The holders of Common Stock will have no conversion, pre-emptive or other subscription rights.  The Shares of Common Stock outstanding at the Closing will be validly issued, fully paid and non-assessable.  The Company has issued no options or warrants to any individual or entity.

Upon any liquidation, dissolution or winding-up of REM Business Solutions, Inc, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock have no right to require us to redeem or purchase their shares.

Preferred Stock

The Company does not have any authorized shares of Preferred Stock.

Voting Rights

Holders of the Company's Common Stock are entitled to one vote per Share for each Common Share held of record by Company shareholders.

No Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Dividend Policy

The Company does not currently intend to declare or pay any dividends on its Common Stock, except to the extent that such payment is consistent with the Company's overall financial condition and plans for growth.  For the foreseeable future, the Company intends to retain excess future earnings, if any, to support development and growth of its business.  Any future determination to declare and pay dividends will be at the discretion of the Company's Board of Directors and will be dependent on the Company's financial condition, results of operations, cash requirements, plans for expansion, legal limitations, contractual restrictions and other factors deemed relevant by the Board of Directors.

Transfer Agent

Empire Stock Transfer in Henderson, Nevada is our transfer agent.

Shares Eligible for Future Sale

The Securities of the Selling Shareholders offered hereby currently are "restricted securities" as that term is defined in SEC Rule 144 of the 1933 Securities Act ("Rule 144"), and may not be resold without registration under the Securities Act.  Provided certain requirements are met, the Shares of Common Stock purchased hereunder may be resold pursuant to Rule 144 or may be resold pursuant to another exemption from the registration requirement.  Upon the effectiveness of this offering such shares will no longer be governed by Rule 144 unless they fall under the Affiliate sales limitation rules.   Any additional shares the Company would issue after this offering may fall under Rule 144 unless registered.

Generally, Rule 144 provides that a holder of restricted shares of an issuer which maintains certain available public information, where such shares are held 6 months or more, may sell in every three months the greater of: (a) an amount equal to one percent of the Company's outstanding shares; or (b) an amount equal to the average weekly volume of trading in such securities during the preceding four calendar weeks prior to the sale.  Persons who are not affiliates of the Company may sell shares beneficially owned for at least one year at the time of the proposed sale without regard to volume restrictions.  Lastly, there is no existing public or other market for the Shares, and there is no assurance that any such market will develop in the foreseeable future.

It is anticipated that all of the Shares sold pursuant to this Offering, unless acquired by affiliates, may not be subject to restrictions on transferability, depending on registration with individual states, and will, upon issuance, be eligible for sale into any public market which may develop for the Common Stock of the Company upon compliance with registration requirements as promulgated under the Securities Act of 1933 and according to appropriate state securities laws.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert," as that term is defined in Item 509 of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to filing this Registration Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 18, 2008, we issued 12,000,000 shares of restricted common stock to David C. Monroe, our sole officer and director, in consideration for professional services and organizational costs valued at $12,000.  On December 21, 2008 we issued a total of 2,000,000 of restricted common stock to Hilary Marx-Averbach, Jason Frank, Eileen Marx, and Fralima, LLC., for $10,000 in cash (500,000 shares each). On May 22, 2009, Mr. Monroe sold all his stock 12,000,000 share to Mr. Carl E. Wolters, CPA. The shares were exchanged under Section 4(1) of the Securities Act of 1933.  The shares were exchanged under Section 4(1) of the Securities Act of 1933.  Mr. Monroe sold all his stock (12,000,000 million shares of common stock) in exchange for $12,000 of accounting services from Mr. Wolters. Mr. Wolters had full information regarding the company and no commissions were paid on the sale.  Mr. Monroe sold his shares to help concentrate his time and efforts more fully on other matters. This represents the complete interests of our current shareholders prior to any further issuance of stock under this registration statement.

Our executive, administrative and operating offices are located at Mr. Wolters' office. Mr. Wolters provides space for the company's operations at no charge. There is no written agreement evidencing this arrangement.

LEGAL PROCEEDINGS

We are not party to any pending litigation and none is contemplated or threatened.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

Our financial statements for the period from inception to January 31, 2009 included in this prospectus have been audited by The Blackwing Group, LLC telephone (816) 813-0098, as set forth in their report included in this prospectus.

Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Abby Ertz, Esq., has acted as our legal counsel in providing an opinion for this filing.

REM Business Solutions, Inc.

FINANCIAL STATEMENTS

January 31, 2009

THE BLACKWING GROUP, LLC
18921G E VALLEY VIEW PARKWAY #325
INDEPENDENCE, MO 64055
816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REM Business Solutions, Inc. (A Development Stage Company)
1455 E Rochelle Avenue #34
Las Vegas, NV 89119

We have audited the accompanying balance sheet of REM Business Solutions, Inc. (A Development Stage Company) as of January 31, 2009, and the related statements of income and changes in member’s equity, and cash flows for the period then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of REM Business Solutions, Inc. (A Development Stage Company) as of January 31, 2009, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company faces competition from existing companies with considerably more financial resources and business connections. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Blackwing Group, LLC
Issuing Office: Independence, MO
July 7, 2009

REM BUSINESS SOLUTIONS, INC. (A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
JANUARY 31, 2009

ASSETS

Current Assets
Cash and Cash Equivalents	$5,676
Total Current Assets	5,676

Total Assets	$5,676

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' Equity
Capital Stock (2,000,000 issued and outstanding)	$2,000
Additional Paid In Capital	8,000
Retained Earnings	(4,324)
5,676

Total Liabilities and Stockholders' Equity	$5,676

See Accountants’ Audit Report

REM BUSINESS SOLUTIONS, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED JANUARY 31, 2009

Total Income	$-

General and Administrative Expenses
Auditing	$2,500
Accounting	150
Legal	1,500
Office Expenses	174
Total Expenses	4,324

Net Income (Loss)	$(4,324)

Net Income (Loss) per share - 2,000,000 shares issued

Weighted Average Number of shares - 1,909,091	$(0.002)

See Accountants’ Audit Report

REM BUSINESS SOLUTIONS, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED JANUARY 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$(4,324)

Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation	-
(Increase) decrease in:
Accounts Receivable	-
Increase (decrease) in:
Accounts Payable	-
Net Cash Provided (Used) By Operating Activities	(4,324)

CASH FLOWS FROM INVESTING ACTIVITIES

Fixed Asset Additions	-
Net Cash (Used) By Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Capital Contributions	10,000
Net Cash (Used) By Financing Activities	10,000

NET INCREASE (DECREASE) IN CASH	5,676

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$5,676

See Accountants’ Audit Report

REM BUSINESS SOLUTIONS, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION
ON DECEMBER 18, 2008
(Expressed in US Dollars)

Capital Stock Issued (no par value)	Number of	Par	Additional Paid	Deficit	Total Stockholders'
	Common Shares	Value	In Capital	Accumulated	Equity (Deficit)

- at December 20, 2008	2,000,000	0.001	8,000	-	10,000

Net Loss for the period from December 18, 2008
to January 31, 2009				(4,324)	(4,324)

Balance as of January 31, 2009					5,676

See Accountants’ Audit Report

REM BUSINESS SOLUTIONS, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF DECEMBER 18, 2008
 TO JANUARY 31, 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of REM Business Solutions, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

REM Business Solutions, Inc. (the Company) was incorporated in the State of Nevada on December 18, 2008. REM Business Solutions, Inc. was established as a consulting firm focusing on serving the comprehensive needs of start-up businesses. The Company has elected a fiscal year end of December 31st.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

REM BUSINESS SOLUTIONS, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF DECEMBER 18, 2008
 TO JANUARY 31, 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment (continued)

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

The Company provides custom solutions for business management needs. The Company reports income and expenses on the accrual basis of accounting, whereby income is recorded when it is earned and expenses recorded when they are incurred. In this specific industry revenue from jobs is recognized as stipulated in each contract for services. The Company currently has not met any contract terms for recognition of revenue.

Cost of Goods Sold

Job costs include all direct materials, and labor costs and those indirect costs related to contracted services. Selling, general and administrative costs are charged to expense as incurred.

Advertising

Advertising expenses related to specific jobs are allocated and classified as costs of goods sold. Advertising expenses not related to specific jobs are recorded as general and administrative expenses.

REM BUSINESS SOLUTIONS, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF DECEMBER 18, 2008
 TO JANUARY 31, 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on REM Business Solutions, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. REM Business Solutions, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Common Stock

The Company has authorized common stock and has not authorized any other form of stock including preferred stock.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Recently Issued Accounting Pronouncements

In May, 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 163, “Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60” (SFAS 163). This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years,

REM BUSINESS SOLUTIONS, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF DECEMBER 18, 2008
 TO JANUARY 31, 2009

Recently Issued Accounting Pronouncements (Continued)

except for some disclosures about the insurance enterprise’s risk-management activities. This Statement requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period (including interim periods) beginning after issuance of this Statement. Except for those disclosures, earlier application is not permitted.  The adoption of this statement will have no material effect on the Company’s financial condition or results of operations.

In May 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS No. 162). This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). The sources of accounting principles1 that are generally accepted are categorized in descending order of authority as follows:

a. FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB

b. FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position

c. AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics)

d. Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

The adoption of this statement will have no material effect on the Company’s financial condition or results of operations.

In March 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

REM BUSINESS SOLUTIONS, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF DECEMBER 18, 2008
 TO JANUARY 31, 2009

NOTE B – PRIVATE PLACEMENT OFFERING

In December 2008, the Company undertook a private offering of Two Million (2,000,000) shares of common stock. The stock was offered with a price of .005 per share. The private placement offering was made pursuant to a non-public offering exemption from the registration requirements imposed by the Securities Act of 1933, under Regulation D, Rule 506, and amended (“1933 ACT”). Purchase of the Shares was limited to subscribers who met the suitability standards within the meaning of Rule 501 promulgated under the Act, who can afford to bear the loss of their entire investment, and who agree to certain restrictions on the transferability of their Shares.

NOTE C – GOING CONCERN

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

Management expects to face strong competition from well-established companies and small independent companies. Accordingly, the Company expects to compete on the basis of price (or the value to the customer of the services performed) and, on the basis of their established reputation among customers as a quality provider of management services and our locality of operation. Without a strong performance in the growth process Management expects to be less able than our larger competitors to handle generally increasing costs and expenses of doing business. Additionally, it is expected that there may be significant technological advances in the future and Management may not have adequate resources without the strong public response anticipated to enable the Company to take advantage of such advances.

NOTE D – INCOME TAXES

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes.”  Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

At December 31, 2008, the Company had no deferred tax assets calculated at an expected rate of 34% arising from net operating loss carryforwards for income tax purposes.  Deferred taxes will be provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences.

REM BUSINESS SOLUTIONS, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF DECEMBER 18, 2008
 TO JANUARY 31, 2009

NOTE D – INCOME TAXES (continued)

Temporary differences are the differences between reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

NOTE E – NET LOSS PER COMMON SHARE

The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” The weighted –average number of common shares outstanding during each period is used to compute basic loss per share. Basic net loss per common share is based on the weighted-average number of share of common stock of One Million Nine Hundred Nine Thousand Ninety (1,909,091) outstanding in the development period ending January 31, 2009.

REM BUSINESS SOLUTIONS, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

Unudited Financial Statements

For the Four Months Ended May 31, 2009,

And the Period of December 18, 2008 (Inception) to May 31, 2009

REM BUSINESS SOLUTIONS, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

Unaudited Financial Statements

For the Three Ended May 31, 2009, and the Period of December 18, 2008 (Inception) to May 31, 2009

  FF-2

REM BUSINESS SOLUTIONS, INC
(A Development Stage Enterprise)
Balance Sheets

	May 31, 2009	January 31, 2009
	(Unaudited)
ASSETS

Current assets
Cash	$2,242	$5,676
Receivable from Shareholder	-	-

Total current assets	2,242	5,676

Other Assets
Organization Costs	-	-

Total assets	$2,242	$5,676

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Stockholders' (Deficit) Equity
Common stock, $.001 par value; 75,000,000 shares authorized, 2,000,000 shares issued and outstanding at May 31, 2009 and January 31, 2009	2,000	2,000
Additional paid in capital	8,100	8,000
Deficit accumulated during the development stage	(7,858)	(4,324)
Total stockholders' (deficit) equity	2,242	5,676

Total liabilities and stockholders' (deficit) equity	$2,242	$5,676

See accompanying notes to financial statements

FF-3

REM BUSINESS SOLUTIONS, INC
(A Development Stage Enterprise)
Statements of Operations

	Four months ended May 31, 2009	From December 18, 2008 (inception) to May 31, 2009

Revenue	$-	$-

Expenses
Administration Fees	2,946	3,020
Postage	100	200
Bank Service Charges	33	33
Professional Fees	455	4,605
Total expenses	3,534	7,858

Net loss	$(3,534)	$(7,858)

Basic and diluted loss per common share	$(0.00)

Weighted average shares outstanding	1,961,165

See accompanying notes to financial statements

REM BUSINESS SOLUTIONS, INC
(A Development Stage Enterprise)
Statements of Cash Flows

	Four months ended May 31, 2009	For the period from December 18, 2008 (inception) to May 31, 2009
Cash flows from operating activities
Net loss	$(3,534)	$(7,858)
Changes in operating assets and liabilities
Prepaid expenses		-
Receivable from Shareholder	-	-
Accrued interest	-	-
Net cash used in operating activities	(3,534)	(7,858)

Cash flows from investing activities
Organization Costs	-	-
Net cash used in investing activities	-	-

Cash flows from financing activities
Additional Paid in Capital	100	8,100
Common stock issued for services	-	-
Proceeds from sale of stock	-	2,000
Net cash provided by financing activities	100	10,000

Net change in cash	(3,434)	2,460

Cash at beginning of period	5,676	-

Cash at end of period	$2,242	$2,242

Supplemental disclosure of non-cash investing and financing activities:
Issuance of 0 shares of common stock for professional and consulting services	$-	$-

Supplemental cash flow Information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See accompanying notes to financial statements

REM BUSINESS SOLUTIONS, Inc.
Notes to Unaudited Financial Statements
For the Three Months Ended March 31, 2009, and the
Period of December 18, 2008 (Inception) to March 31, 2009

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at May 31, 2009 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's January 31, 2009 audited financial statements as reported in Form S-1/A filed with the SEC on December 16, 2008.  The results of operations for the period ended May 31, 2009 are not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$14.15
Transfer Agent Fees	$600.00
TOTAL	$614.15

RECENT SALES OF UNREGISTERED SECURITIES.

On December 18, 2008 REM Business Solutions, Inc.  Transferred 12,000,000 restricted shares of common stock to David C. Monroe for professional services and organizational costs valued at $12,000 under an exemption contained in Section 4(2) of the Securities Act of 1933. At the time of the issuance, the founder had fair access to and was in possession of all available material information about our company, as the sole officers and directors of the company. This issuance was offered only to the founder and involved no general solicitation. The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act. The founder is sophisticated in investing. On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

On October 21, 2009, a Private Placement Memorandum consisting of restricted shares of common stock were sold to Hilary Marx-Averbach, Jason Frank, Eileen Marx and Fralima, LLC. under an exemption contained in Section 4(2) of the Securities Act of 1933 totaling 2,000,000 for $10,000 in cash (500,000 shares each). REM Business Solutions, Inc relied in Section 4(2) of the Securities Act as its exemption from registration when it issued the shares of common stock to Mr. Monroe, Ms. Marx-Averbach, Mr. Frank, Ms. Marx, and the Fralima, LLC. At the time of the issuance, the investors had fair access to and were in possession of all available material information about our company. The issuance was offered only to these 4 individuals and involved no general solicitation.  The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act. The investors are sophisticated in investing.  On the basis of these facts, we claim that the issuance of stock to these investors qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

EXHIBITS.

Exhibit No.	Description

3.1	Certificate of Formation of REM Business Solutions, Inc.*
3.2	Bylaws of REM Business Solutions, Inc.*
5.1	Opinion of Abby Ertz, Esq.— Consent of Abby Ertz, Esq.*
23.1	Consent of The Blackwing Group, LLC
99.1	Form of subscription agreement for Common Stock.*
99.2	Investor Questionnaire*

* previously filed.

UNDERTAKINGS.

The registrant hereby undertakes: (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act"); (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering. (4) For determining liability under the Act, to any purchaser in the initial distribution of securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter); (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser. (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. (6) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as a part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however,

that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada on July 28, 2009.

REM Business Solutions, Inc.

By:  /s/ Carl E. Wolters
Carl E. Wolters
President, Secretary, Treasurer, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on July 28, 2009:

Signature	Title

/s/ Carl E. Wolters	President, Secretary, Treasurer, and Director
Carl E. Wolters	Chief Executive Officer, Chief Financial
Officer and Chief Accounting Officer